Exhibit 1

Nevada Revised Statutes Dissenter’s Rights Statutes

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
      1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
             (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
      (d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.
      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      3.  From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised his right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.
      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438)

      NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
      1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
      2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:
      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)

      NRS 92A.410  Notification of stockholders regarding right of dissent.
      1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
      2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420  Prerequisites to demand for payment for shares.
      1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b) Must not vote his shares in favor of the proposed action.
      2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.
      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

      NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
      1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.
      2.  The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;
      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2089; A 2005, 2205)

      NRS 92A.440  Demand for payment and deposit of certificates; retention of rights of stockholder.
      1.  A stockholder to whom a dissenter’s notice is sent must:
      (a) Demand payment;
      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
      (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2.  The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      3.  The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

      NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
      1.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2.  The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)

      NRS 92A.460  Payment for shares: General requirements. [Effective through June 30, 2008.]
      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation’s registered office is located; or
      (b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation’s estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090)

      NRS 92A.460  Payment for shares: General requirements. [Effective July 1, 2008.]
      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation’s principal office is located;
      (b) If the corporation’s principal office is not located in this State, in Carson City; or
      (c) At the election of any dissenter residing or having its principal office in this State, of the county where the dissenter resides or has its principal office.
 The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation’s estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090; A 2007, 2704, effective July 1, 2008)

      NRS 92A.470  Payment for shares: Shares acquired on or after date of dissenter’s notice.
      1.  A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
      2.  To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)

      NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
      1.  A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
      2.  A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter. [Effective through June 30, 2008.]
      1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2.  A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091)

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter. [Effective July 1, 2008.]
      1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in Carson City.
      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091; A 2007, 2705, effective July 1, 2008)

      NRS 92A.500  Legal proceeding to determine fair value: Assessment of costs and fees.
      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
      5.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
      (Added to NRS by 1995, 2092)